UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 20, 2018
THE MACERICH COMPANY
(Exact Name of Registrant as Specified in its Charter)
Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 394-6000
N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 26, 2018, The Macerich Company (the "Company") announced that Thomas E. O'Hern will be appointed to the role of Chief Executive Officer, effective as of January 1, 2019.  Mr. O'Hern currently serves as the Company's Senior Executive Vice President, Chief Financial Officer and Treasurer and will continue to serve in that role until his appointment to the role of Chief Executive Officer. As the incoming Chief Executive Officer, Mr. O'Hern will be nominated for election to the Board of Directors (the "Board") at the Company's 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") to fill the seat being vacated by Mr. Arthur Coppola, the Company's current Chief Executive Officer, and the Board's size accordingly will remain ten directors. The Company also announced that effective as of January 1, 2019, Scott Kingsmore, the Company's Senior Vice President of Finance, will be appointed to the role of Executive Vice President, Chief Financial Officer and Treasurer.

    Mr. O'Hern was appointed Senior Executive Vice President in September 2008 and has been the Company's Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From the Company's formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984. Mr. O'Hern is a member of the board of directors, the audit committee chairman and a member of the nominating and corporate governance committee of Douglas Emmett, Inc., a publicly traded REIT. Mr. O'Hern also serves on The USC Marshall School of Business Board of Leaders.

    Mr. Kingsmore joined the Company's Finance team in 1998 after serving as the Company's controller for two years. Mr. Kingsmore has over 25 years of experience in the retail real estate industry, and has been with the Company for the past 22 years. Prior to his tenure at the Company he worked for Westfield America. Mr. Kingsmore is a Certified Public Accountant.

    The Company also announced that Robert D. Perlmutter, Senior Executive Vice President and Chief Operating Officer, has departed the Company.  Mr. Perlmutter provided notice on April 20, 2018 that he was resigning from the Company as of such date.

    A copy of the Company's press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	THE MACERICH COMPANY (Registrant) By: /s/ Ann C. Menard Ann C. Menard Executive Vice President, Chief Legal Officer and Secretary